Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Intacta Technologies Inc. and Subsidiaries

We hereby consent to incorporate by reference in Registration Statement File No. 333-44310 of our report dated March 9, 2001 relating to the consolidated financial statements of Intacta Technologies Inc. and Subsidiaries appearing in the Company's Form 10-K for the year ended December 31, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman, LLP

Atlanta, Georgia
March 30, 2001